UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

WINTRUST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	001-35077	36-3873352
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9700 W. Higgins Road, Suite 800

Rosemont, Illinois 60018

(Address of principal executive offices)

Registrant’s telephone number, including area code (847) 939-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	WTFC	The NASDAQ Global Select Market
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value	WTFCM	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, no par value	WTFCP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2022, Wintrust Financial Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named in Schedule A thereto (collectively, the “Underwriters”), providing for the offer and sale in a firm commitment underwritten public offering (the “Offering”) of up to 3,450,000 shares (including up to 450,000 shares pursuant to the Underwriters’ option to purchase additional shares as set forth in Section 2(b) of the Underwriting Agreement) of the Company’s common stock, no par value per share (the “Common Stock”), at a public offering price of $86.00 per share. On June 8, 2022, the Underwriters exercised in full their option to purchase additional shares of Common Stock, and on June 10, 2022, the Offering and sale of 3,450,000 shares of Common Stock to the Underwriters was completed.

The Company estimates that the net proceeds from the Offering, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $285.8 million.

The Company made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the Registration Statement (as defined below) related to the Offering. The Company also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to customary contribution provisions in respect of those liabilities. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-238023) (the “Registration Statement”) on file with the Securities and Exchange Commission (the “SEC”), including the prospectus contained therein dated May 6, 2020 and the related prospectus supplement dated June 7, 2022 filed by the Company with the SEC. In connection with the issuance of the shares of Common Stock in the Offering, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1 and incorporated herein by reference.

The Underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions, plus customary reimbursement of out-of-pocket expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of June 7, 2022, between Wintrust Financial Corporation and RBC Capital Markets, LLC, as representative of the several underwriters named therein
5.1	Opinion of Sidley Austin LLP
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION

Date: June 10, 2022	By:	/s/ Kathleen M. Boege
	Name:	Kathleen M. Boege
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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